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                                                                   Exhibit 1(b)


                       NATIONWIDE SEPARATE ACCOUNT TRUST
                      BOARD OF TRUSTEES' ACTION IN WRITING
                               WITHOUT A MEETING


The undersigned, being all the duly elected Trustees of Nationwide Separate Account Trust (the "Trust"), who would be entitled to notice of a Board of Trustees' Meeting for the purpose of adopting the resolution set forth below, do hereby authorize, consent and agree to the adoption by unanimous consent, without a meeting of the following resolution:

     RESOLVED, that in accordance with Article IV, Section 6.9 of this Trust's Amended Declaration of Trust, a new series entitled Nationwide Small Company Fund, be, and it hereby is, added as a series of the Trust with an opening stated value of $10.00 per share with such other rights and preferences as stated in the letter accompanying this Action in Writing; and

     RESOLVED FURTHER, that in accordance with Article IX, Section 9.3 of this Trust's Amended Declaration of Trust, the Amended Declaration of Trust, be, and it hereby is amended to reflect the addition of the Nationwide Small Company Fund; and

     RESOLVED FURTHER, that the Chairman and Secretary, or either of them, be, and they hereby are, authorized for and on behalf of the Trust, to file an Amended Declaration of Trust with the Secretary of State of the Commonwealth of Massachusetts which reflects the addition of the Nationwide Small Company Fund; and

     RESOLVED FURTHER, that the Chairman, Secretary, or either of them, be, and they hereby are, authorized for and on behalf of the Trust, to prepare and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "SEC") a post effective amendment or amendments to the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933 (the " '33 Act") for the purpose of causing a prospectus, descriptive of the Trust's shares included in such Registration Statement, to comply with Section 10(a)(3) of the '33 Act, and to execute and file, or caused to be filed with the SEC such revisions of such post-effective amendment and such other and further statements and documents including, but not limited to revisions reflecting the addition of the Nationwide Small Company Fund, as such officers, or either of them, may deem necessary to cause such post-effective amendment to become effective at the earliest possible time; and

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RESOLVED FURTHER, that the proper officers of this Trust be, and they hereby are, authorized to take such further action as they may deem necessary or desirable to carry out the foregoing resolution.



                                    /s/ John C. Bryant
                                    ----------------------------------
                                    John C. Bryant


                                    /s/ Robert M. Duncan
                                    ----------------------------------
                                    Robert M. Duncan


                                    /s/ Peter F. Frenzer
                                    ----------------------------------
                                    Peter F. Frenzer


                                    /s/ Thomas J. Kerr, IV
                                    ----------------------------------
                                    Thomas J. Kerr, IV


                                    /s/ D. Richard McFerson
                                    ----------------------------------
                                    D. Richard McFerson


Effective as of
August 9, 1995